UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Catamaran Corporation

(Name of Registrant as Specified In Its Charter)

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The following email was sent from Mark A. Thierer, Chairman and Chief Executive Officer of Catamaran Corporation (“Catamaran”) to Catamaran employees on March 30, 2015:

To: All Catamaran Employees

From: Mark Thierer

Subject: Catamaran to be acquired by Optum

Good Morning Catamaran;

This morning we announced that Catamaran has entered into an agreement to be acquired by Optum and will be combined with OptumRx, the pharmacy benefit company of UnitedHealth Group. This is an exciting opportunity to create a more formidable and dynamic competitor in the PBM market by combining the strengths of our industry-leading technology platform with the significant data and analytics capabilities of Optum. The creation of a differentiated, channel-neutral delivery model will provide payers and individuals a broader portfolio of services and a deeper product offering while aggressively focusing on managing costs. Of note is Catamaran’s long-standing business relationship with Optum; this relationship gives us the confidence that our organizations will be well-positioned to offer innovative solutions to move the pharmacy care services market forward. Together, we expect to fulfill over one billion prescriptions annually, which will enable the combined company to be a strong competitive force in the industry.

Catamaran’s Board of Directors, with the assistance of its advisors, carefully considered a variety of strategic options and unanimously concluded that this transaction is in the best interests of our shareholders. We have a deep knowledge and understanding of our dynamic and rapidly-changing industry. At this point in our evolution, Catamaran believes that the combination is the best path to remaining a viable, long-term competitor with greater scale and stronger capabilities. This combination offers our shareholders immediate and substantial value greater than what Catamaran believes it could achieve in a reasonable time frame on its own. We also believe joining OptumRx will provide continuing career opportunities for our employees.

We anticipate the transaction will close in the fourth quarter of 2015, subject to Catamaran shareholder approval, regulatory approval and other customary closing conditions. I will be the new CEO of OptumRx and Tim Wicks, current CEO of OptumRx, will be the new President of the combined company. Jeff Park will be the Chief Operating Officer of OptumRx. Jeffrey Grosklags, currently Chief Financial Officer of OptumRx, will continue in that role. I believe there is a great cultural fit between our two companies as well. Our companies share common values and a strong commitment to protecting and enhancing our customers’ health and wellness. We believe these fundamental cultural similarities will facilitate integration of the two companies. We will be joining Optum, a young, entrepreneurial and fast-growing technology-enabled services company. Optum’s employees are driven to help the health care system work better for everyone, and they share our passion for clients and delivering exceptional service.

I know you will have many questions as you process this news and the attached “Frequently Asked Questions” document will help answer some of them. Also, please be sure to attend or dial-in to the Town Hall meeting at 9 a.m. central time this morning when we will discuss this transaction. We are just beginning to work through much of the integration details and are committed to providing you additional information as we have it. I am sure you will have additional questions between now and the close. You can submit any question to our integrationquestions@catamaranrx.com email address, and we will regularly post answers to those questions on our myCTRX Intranet site.

Finally, we expect increased attention on Catamaran as a result of this announcement. It is important to speak with one voice and we ask that if you receive calls from the media to direct them to Lauren Denz at 224-231-2390 or lauren.denz@catamaranrx.com. If you receive calls from investors please direct them to Tony Perkins at 312-261-7805 or tony.perkins@catamaranrx.com.

It is important to remember that until the transaction is complete, Catamaran and OptumRx remain separate companies and must continue to compete in the market just as they have before. For now it is critical that we maintain our focus on delivering on our 2015 business goals and delivering outstanding service to our clients. I look forward to sharing more updates about this exciting news in the near future.

Regards,

Mark Thierer

Chairman and CEO, Catamaran

Important Additional Information

This communication is being made in respect of the proposed transaction involving Catamaran Corporation (the “Company”). This communication does not constitute the solicitation of any vote or approval. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (collectively, the “Canadian Securities Commissions”), including a preliminary proxy circular and proxy statement and a definitive proxy circular and proxy statement. However, such documents are not currently available. The definitive proxy circular and proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY CIRCULAR AND PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES COMMISSIONS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the definitive proxy circular and proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, at the SEC’s Internet site at www.sec.gov and are also available electronically on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. Copies of the documents filed with the SEC and SEDAR by the Company will be available free of charge on the Company’s website via the investor relations section of our website at www.catamaranrx.com under the heading “Investors.” Shareholders of the Company may also obtain a free copy of the definitive proxy circular and proxy statement and the filings with the SEC and SEDAR that will be incorporated by reference in the proxy circular and proxy statement by contacting the Company’s Investor Relations Contact, Tony Perkins, at (312) 261-7805.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy circular and proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC and the Canadian Securities Commissions on March 27, 2015, its annual report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC and the Canadian Securities Commissions on March 2, 2015, and in subsequent documents filed with the SEC and SEDAR, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary proxy circular and proxy statement and the definitive proxy circular and proxy statement relating to the proposed transaction and other relevant materials to be filed with the SEC and the Canadian Securities Commissions when they become available.

Forward-Looking Statements

Certain statements included herein, including guidance and those that express management’s objectives and the strategies to achieve those objectives, as well as information with respect to the Company’s beliefs, plans, expectations, anticipations, estimates and intentions, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including, without limitation, risks or uncertainties associated with: the failure to obtain shareholder approval in a timely manner or otherwise; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; the possibility that the proposed transactions will not close, including by any failure to satisfy closing conditions or a termination of the arrangement agreement; risks that the businesses of Catamaran and Optum will not be integrated successfully or that the combined companies will not realize estimated cost savings; failure to realize the anticipated cost savings, synergies and other benefits of the combined operations of Catamaran and Optum; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Catamaran, Optum and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; ability to hire and retain key personnel; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including customers, employees and other business partners; and the ability to attract new customers and retain existing customers in the manner anticipated.

The foregoing list of factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. Other factors that should be considered are discussed from time to time in Catamaran’s filings with the SEC, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to Catamaran or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS COMMUNICATION REPRESENTS THE COMPANY’S CURRENT EXPECTATIONS AND, ACCORDINGLY, IS SUBJECT TO CHANGE. HOWEVER, THE COMPANY EXPRESSLY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING INFORMATION, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY APPLICABLE LAW.

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